UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2026

Proem Acquisition Corp I

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-43123	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3860 W. Northwest Hwy, Suite 470, Dallas, TX	75220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 706-9344

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one-half of one redeemable warrant	PAACU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	PAAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one ordinary share	PAACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On September 26, 2026, Proem Acquisition Corp I, a Cayman Islands exempted company (“PAAC” or “Parent”), entered into a merger agreement, by and among PAAC, PAAC Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of PAAC (“Merger Sub I”), PAAC Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of PAAC (“Merger Sub II”), and Astro Digital US, Inc., a Delaware corporation (“Astro Digital” or the “Company”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Merger Agreement.

Astro Digital is an aerospace company that provides modular satellite technology infrastructure and mission support services.

The board of directors of PAAC has unanimously approved and declared advisable the Merger Agreement and the Business Combination (as defined below) and resolved to recommend approval of the Merger Agreement and related matters to PAAC’s shareholders. Pursuant to the Merger Agreement, (a) PAAC will domesticate from the Cayman Islands to Delaware (the “Domestication”), and (b) at least one (1) Business Day following the Domestication, (i) Merger Sub I will merge with and into Astro Digital (the “First Company Merger”), after which Astro Digital will be the surviving corporation (the “Initial Surviving Corporation”), and (ii) immediately following the First Company Merger, the Initial Surviving Corporation will merge with and into Merger Sub II (the “Second Company Merger” and, together with the First Company Merger, the “Company Mergers”), with Merger Sub II continuing as the surviving entity (the “Surviving Company”) and a wholly-owned subsidiary of Parent. In connection with the Domestication, Parent will change its name to “Astro Digital, Inc.” or a name to be mutually agreed by the Company and Parent.

Contemporaneously with the execution of the Merger Agreement, Parent, the Company and the Selling Company Stockholders (as defined in the Merger Agreement and party to the Lock-Up Agreement) have acknowledged and agreed that Parent will, on the Business Day immediately following the Second Effective Time (as defined below), use an amount equal to twenty percent (20%) of the gross proceeds of the PIPE Investment Amount (as defined below) to repurchase each Selling Company Stockholder’s Pro Rata Share (as defined in the Merger Agreement) of such number of Parent Common Shares at a purchase price of $10.00 per Parent Common Share (the “Repurchase”).

The Domestication and Company Mergers

In accordance with the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth therein, on the day that is at least one (1) Business Day prior to the First Effective Time, Parent will de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation.

In connection with the Domestication, Parent will (i) file a certificate of domestication with respect to the Domestication with the Secretary of State of the State of Delaware, in form and substance reasonably acceptable to Parent and the Company, together with a certificate of incorporation, in each case, in accordance with the provisions thereof and Section 388 of the DGCL and (ii) make all those filings required to be made with the Cayman Registrar under the Cayman Companies Act in connection with the Domestication.

In connection with the Domestication, (i) each then issued and outstanding ordinary share of PAAC, par value $0.0001 per share (each, a “Parent Ordinary Share”), will convert automatically, on a one-for-one basis, into one share common stock, par value $0.0001 per share, of Parent following the Domestication (each, a “Parent Common Share”); (ii) each then issued and outstanding warrant of PAAC will convert automatically into a warrant to purchase one Parent Common Share at the Closing, pursuant to the Warrant Agreement, dated as of February 11, 2026, between Parent and Continental Stock Transfer & Trust Company, as warrant agent; and (iii) each then issued and outstanding unit of PAAC will separate and convert automatically into one Parent Common Share and one-half of one warrant, with each whole warrant entitling the holder to purchase one Parent Common Share at the Closing.

Upon the terms and subject to the conditions of the Merger Agreement, at least one (1) Business Day following the Domestication, Merger Sub I will merge with and into Astro Digital in the First Company Merger, after which Astro Digital will be the Initial Surviving Corporation and a wholly-owned subsidiary of Parent. Immediately following the First Company Merger, the Initial Surviving Corporation will merge with and into Merger Sub II in the Second Company Merger, after which Merger Sub II will be the Surviving Company and a wholly-owned subsidiary of Parent.

The First Company Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties to the Merger Agreement and specified in the certificate of merger (the “First Effective Time”), and the Second Company Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties to the Merger Agreement and specified in the certificate of merger (the “Second Effective Time”). The Domestication, the Company Mergers, and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the “Business Combination,” the consummation of the Company Mergers is referred to as the “Closing” and the date of the Closing is referred to as the “Closing Date.”

Merger Consideration and Structure

Pursuant to the Merger Agreement, Parent has agreed to acquire all of the equity interests of the Company for the sum of $525,000,000 plus the Aggregate Exercise Price (the “Base Purchase Price”), comprising of a number of Parent Common Shares equal to the quotient obtained by dividing (a) the Base Purchase Price, by (b) US$10.00 (the “Aggregate Merger Consideration”). “Aggregate Exercise Price” means the aggregate dollar amount payable to the Company upon the exercise or conversion of all vested in-the-money Company Options and all vested in-the-money Company Warrants that are outstanding immediately prior to the First Effective Time.

Effect of the Company Mergers

At the First Effective Time, (i) each share of Company Capital Stock (as defined below), if any, that is owned by Parent, Merger Sub I, Merger Sub II or the Company (as treasury stock or otherwise), will automatically be canceled; (ii) each share of Company Preferred Stock issued and outstanding immediately prior to the First Effective Time (other than any such shares canceled pursuant to clause (i) and any Dissenting Shares) will be converted into the right to receive a number of Parent Common Shares equal to the Conversion Ratio multiplied by the number of shares of Company Common Stock issuable upon conversion of such share of Company Preferred Stock as of immediately prior to the First Effective Time; and (iii) each share of Company Common Stock issued and outstanding immediately prior to the First Effective Time (other than any such shares canceled pursuant to clause (i) and any Dissenting Shares) will be converted into the right to receive a number of Parent Common Shares equal to the Conversion Ratio. At the First Effective Time, all shares of Company Capital Stock converted pursuant to clauses (ii) and (iii) will no longer be outstanding and will automatically be canceled and cease to exist, and each holder of such Company Capital Stock will thereafter cease to have any rights with respect to such securities, except the right to receive a portion of the Aggregate Merger Consideration.

“Company Capital Stock” means the common stock of the Company, $0.0001 par value per share (“Company Common Stock”), and the Series A Preferred Stock of the Company, $0.0001 par value per share (“Company Preferred Stock”).

“Conversion Ratio” means the quotient obtained by dividing (a) the number of Parent Common Shares constituting the Aggregate Merger Consideration, by (b) the number of shares constituting the Aggregate Fully Diluted Company Common Stock.

“Aggregate Fully Diluted Company Common Stock” means the sum, without duplication, of (a) all shares of Company Common Stock that are issued and outstanding immediately prior to the First Effective Time; plus (b) the aggregate number of shares of Company Common Stock issuable upon full conversion of all Company Preferred Stock outstanding as of immediately prior to the First Effective Time; plus (c) the aggregate number of shares of Company Common Stock issuable upon exercise of all Company Options that are vested as of immediately prior to the First Effective Time; plus (d) the aggregate number of shares of Company Common Stock directly or indirectly issuable upon exercise of all Company Warrants; plus (e) the aggregate number of shares of Company Common Stock issuable upon full conversion, exercise or exchange of any other securities of the Company (other than Company Options and Company Warrants) outstanding immediately prior to the First Effective Time directly or indirectly convertible into or exchangeable or exercisable for shares of Company Common Stock (including the Company Convertible Notes).

Each share of common stock, par value $0.0001 per share, of Merger Sub I issued and outstanding immediately prior to the First Effective Time shall be converted into and become one newly issued, fully paid and nonassessable share of common stock of the Initial Surviving Corporation.

At the Second Effective Time, each share of capital stock of the Initial Surviving Corporation issued and outstanding immediately prior to the Second Effective Time will be canceled, and all limited liability company interests of Merger Sub II outstanding immediately prior to the Second Effective Time will be converted into an equal number of limited liability company interests of the Surviving Company, which will constitute 100% of the outstanding equity of the Surviving Company, all owned by Parent.

Treatment of Options, Convertible Notes and Company Warrants.

At the First Effective Time, each Company Option will be converted into an option to acquire, subject to substantially the same terms and conditions as were applicable under such Company Option (including expiration date, vesting conditions and exercise provisions), the number of Parent Common Shares (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the First Effective Time by the Conversion Ratio, at an exercise price per Parent Common Share (rounded up to the nearest whole cent) equal to the exercise price per share of Company Common Stock of such Company Option divided by the Conversion Ratio.

At the First Effective Time, each Company Convertible Note will be converted into the right to receive a number of Parent Common Shares equal to the Conversion Ratio multiplied by the number of shares of Company Common Stock issuable upon conversion of such Company Convertible Note as of immediately prior to the First Effective Time.

Prior to the Closing, the Company will take all actions necessary to cause each Company Warrant outstanding immediately prior to the First Effective Time to be exercised on a “cashless” or “net” exercise basis into shares of Company Common Stock immediately prior to the First Effective Time, and each share of Company Common Stock so issued will be converted into the right to receive a portion of the Aggregate Merger Consideration in accordance with the Merger Agreement.

Post-Closing Board of Directors and Executive Officers

At the Second Effective Time, Parent’s board of directors will consist of seven directors, of which the Company will have the right to designate four directors, including one director designated as the initial “Chairperson,” and the remaining three directors will be jointly designated by the Company and Proem SPAC Partners I LLC (the “Sponsor”). At least a majority of the board of directors shall qualify as independent directors under Nasdaq or Approved Exchange rules, as applicable.

At the Second Effective Time, the initial managers of the Surviving Company will consist of the same persons serving on Parent’s Board of Directors and certain identified officers of the Company will become the initial officers of the Surviving Company.

Representations, Warranties and Covenants

The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants with respect to the conduct of the Company and Parent and their respective subsidiaries prior to the Closing, including the Company’s covenant to provide to Parent its audited financial statements for the years ended December 31, 2025 and 2024 and unaudited interim financial statements for inclusion in the registration statement on Form S-4 (the “Registration Statement”) to be filed by PAAC and the Company with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Business Combination. Parent and the Company shall jointly prepare and file with the SEC mutually acceptable proxy materials which shall be included in the Registration Statement. The representations, warranties, covenants and agreements generally will not survive the Closing, except for certain post-Closing covenants and specified provisions.

Conditions to Closing

The Closing of the Business Combination is subject to certain customary conditions of the respective parties, including, among other things: (i) approval of the Business Combination and related agreements and transactions by the respective shareholders of PAAC and the Company, including approval of each Required Parent Proposal at the Parent Shareholder Meeting; (ii) effectiveness of the Registration Statement; (iii) Parent’s initial listing application shall have been conditionally approved for listing on Nasdaq or another national stock exchange; (iv) there shall not have occurred a respective Material Adverse Effect in respect of the Company and Parent that is continuing; (v) the representations and warranties of the parties shall satisfy the applicable accuracy standards set forth in the Merger Agreement, including that the respective fundamental representations be true and correct in all but de minimis respects and that the remaining representations and warranties satisfy the applicable Material Adverse Effect standard; (vi) the Parent Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware; (vii) all required officer certificates of the Company and Parent shall have been delivered; (viii) all parties shall have executed and delivered a copy of each Ancillary Agreement to which they are a party; (ix) the PIPE Financing, as defined below, shall have been consummated immediately prior to the Closing in accordance with the PIPE Subscription Agreements, as defined below, resulting in gross proceeds in an amount not less than the PIPE Investment Amount, as defined below; (x) the amount of Parent Closing Cash at the Closing shall equal or exceed $30,000,000 (the “Minimum Cash Condition”), with Parent Closing Cash calculated based on the amount of cash remaining in the Trust Account after giving effect to redemptions, plus the PIPE Financing and any other permitted equity or debt financing received by Parent or the Company prior to or substantially concurrently with the Closing, less accrued but unpaid Parent Transaction Expenses and Company Transaction Expenses; and (xi) all consents, approvals or authorizations of any governmental authority required of Parent, the Company or their respective subsidiaries to consummate the Business Combination shall have been obtained and shall be in full force and effect.

Termination

The Merger Agreement may be terminated by Parent or the Company under certain circumstances, including:

(i)	by mutual written agreement of Parent and the Company;

(ii)	by either Parent or the Company, if (a) the Closing has not occurred on or before April 26, 2027 (the “Outside Closing Date”) and (b) the material breach or violation of any representation, warranty, covenant or obligation under the Merger Agreement by the party seeking to terminate was not the proximate and primary cause of the failure of the Closing to occur on or before such date; provided, that the Outside Closing Date will be automatically extended for an additional two months to the extent there is any delay to the applicable waiting or review periods, or any extension thereof, by any Authority, Nasdaq or any Approved Exchange, including any request for additional time to review the transactions contemplated by the Merger Agreement, that would or would reasonably be expected to delay, impede, hinder or prevent such review or the issuance of any required clearance or approval;

(iii)	by either Parent or the Company, if the Domestication or either Company Merger is prohibited or made illegal by a final, non-appealable governmental order or Law and the failure to comply with any provision of the Merger Agreement by the party seeking to terminate was not a substantial cause of, or did not substantially result in, such order or Law;

(iv)	by Parent, (a) at any time prior to the Closing, if the Company has breached any of its covenants, agreements, representations or warranties contained in the Merger Agreement or the Ancillary Agreements, or (b) at any time after the Company Stockholder Written Consent Deadline, if the Company has not delivered the Company Stockholder Approval to Parent;

(v)	by the Company, at any time prior to the Closing, if Parent, Merger Sub I or Merger Sub II has breached any of its covenants, agreements, representations or warranties contained in the Merger Agreement or the Ancillary Agreements; or

(vi)	by Parent or the Company, if the Parent Shareholder Meeting is held and the Required Parent Proposals have not been approved by the requisite vote of the holders of Parent Ordinary Shares in accordance with the Parent Articles and applicable Law.

The Merger Agreement also provides for (a) a Company Termination Fee of $400,000 if the Company terminates due to the Closing having not occurred on or before the Outside Closing Date at a time when Parent has provided a reasonable basis to extend the Outside Closing Date or $200,000 if Parent terminates due to a Company breach, and (b) a Parent Termination Fee of $300,000 if the Company terminates due to failure of the Minimum Cash Condition or failure of the Required Parent Proposals to be approved at the Parent Shareholder Meeting.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

Certain Related Agreements

Company Support Agreement

In connection with the execution of the Merger Agreement, Parent entered into a support agreement (the “Company Support Agreement”) with the Company and certain stockholders of the Company (the “Company Supporting Shareholders”), pursuant to which the Company Supporting Shareholders agreed to, among other things, (i) vote to adopt and approve the Merger Agreement and the transactions contemplated thereby, (ii) vote against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company other than the Merger Agreement, the Ancillary Agreements, the Company Mergers and the other transactions contemplated thereby, (iii) vote against any change in the business, management or board of directors of the Company other than in connection with the Merger Agreement and the transactions contemplated thereby, including the Company Mergers, and (iv) vote against any proposal, action or agreement that would impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of the Company Support Agreement, the Merger Agreement, the Ancillary Agreements or the Company Mergers or any of the transactions contemplated thereby, result in a breach of any covenant, representation, warranty or other obligation of the Company or the Company Stockholders under the Merger Agreement or the Company Support Agreement, result in any of the conditions set forth in the Merger Agreement not being fulfilled, or change in any manner the dividend policy or capitalization of the Company.

In addition, the Company Supporting Shareholders agreed that during the period commencing on the date of entry into the Company Support Agreement until the earliest of (a) the Second Effective Time and (b) such date and time as the Merger Agreement shall be validly terminated in accordance with its terms, each Company Supporting Shareholder agrees to not, without the prior written consent of Parent, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, transfer, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of or transfer, any shares of Company Capital Stock or other securities of the Company owned by such Company Supporting Shareholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such shares or securities or (iii) publicly announce any intention to effect any such transaction; provided, however, that the foregoing restrictions shall not apply to any Permitted Transfer (as defined in the Company Support Agreement).

The foregoing description of the Company Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Company Support Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Parent Support Agreement

In connection with the execution of the Merger Agreement, Parent, the Company, the Sponsor and certain other shareholders of Parent entered into a support agreement (the “Parent Support Agreement”), pursuant to which such shareholders agreed to, among other things, (i) vote all of their Parent Ordinary Shares or Parent Common Shares, as applicable, and other voting securities of Parent in favor of the various proposals related to the Business Combination and the Merger Agreement and any other matters requested by Parent for consummation of the Business Combination, (ii) vote against any alternative proposal or alternative transaction or any proposal relating to a business combination transaction other than the Merger Agreement, the Company Mergers or any of the transactions contemplated thereby, (iii) vote against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent other than the Merger Agreement, the Ancillary Agreements, the Company Mergers and the other transactions contemplated thereby, (iv) vote against any change in the business, management or board of directors of Parent other than in connection with the Merger Agreement, the Company Mergers or any of the transactions contemplated thereby, (v) vote against any proposal, action or agreement that would impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of the Parent Support Agreement, the Merger Agreement, the Ancillary Agreements or the Company Mergers or any of the transactions contemplated thereby, result in a breach of any covenant, representation, warranty or other obligation of Parent, Merger Sub I, Merger Sub II or the Sponsor under the Merger Agreement or the Parent Support Agreement, result in any of the conditions set forth in the Merger Agreement not being fulfilled, or change in any manner the dividend policy or capitalization of Parent, including the voting rights of any class of capital stock of Parent, (vi) vote in favor of any proposal to extend the period of time Parent is afforded under its organizational documents to consummate an initial business combination, and (vii) not redeem, sell or tender, or request to redeem, sell or tender, any Parent Shares, Parent Units or other Subject Securities (in each case, as defined in the Parent Support Agreement) in connection with the transactions contemplated by the Merger Agreement, in each case subject to the terms and conditions of the Parent Support Agreement.

During the period commencing on the date hereof and ending on the earliest of (a) the Second Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated in accordance with its terms and (c) the liquidation of Parent, the shareholders of Parent, including the Sponsor, agreed not to, without the prior written consent of the Company, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Prospectus) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Parent Ordinary Shares or Parent Common Shares, as applicable, or other Subject Securities owned by them, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities or (iii) publicly announce any intention to effect any such transaction; provided, however, that the foregoing restrictions shall not apply to any Permitted Transfer (as defined in the Parent Support Agreement).

The foregoing description of the Parent Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Parent Support Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Lock-Up Agreements

On or before the Closing Date, Parent and the Company will enter into lock-up agreements (the “Lock-Up Agreements”) with certain stockholders of the Company, the Sponsor and other applicable holders, pursuant to which the Parent Common Shares (other than any Parent Common Shares repurchased by Parent in the Repurchase) and any other equity securities convertible into or exchangeable for or representing the right to receive Parent Common Shares held by such holders immediately following the Closing will be subject to lock-up until the earlier of (i) six months after the Closing Date and (ii) subsequent to the Closing Date, (x) the date on which the last reported sale price of the Parent Common Shares equals or exceeds $12.50 per share (as adjusted for stock splits, reverse stock splits, stock dividends or distributions, recapitalizations, reclassifications, combinations, subdivisions, exchanges of shares or other similar events) for any 20 trading days within any 30-trading day period after the Closing Date, or (y) the date on which Parent completes a liquidation, merger, share exchange or other similar transaction that results in all of its holders of Parent Common Shares having the right to exchange their Parent Common Shares for cash, securities or other property.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Lock-Up Agreements, a form of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Investors’ Rights Agreement

The Merger Agreement contemplates that, at the Closing, Parent, the Company, the Sponsor and certain stockholders of the Company (collectively, the “Holders”) will enter into an investors’ rights agreement (the “Investors’ Rights Agreement”), pursuant to which Parent will provide customary registration rights, governance and voting rights and other customary significant investor rights with respect to certain Parent Common Shares held by the Holders from time to time, including Parent Common Shares issued or issuable upon the exercise, conversion or exchange of other equity securities of Parent held by a Holder.

The foregoing description of the form of Investors’ Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Investors’ Rights Agreement, a form of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Executive Employment Agreements

Simultaneously with the execution of the Merger Agreement, certain key executives entered into employment agreements with Parent providing for their continued employment with Parent and the Company Group effective as of the Closing.

The foregoing description of the form of Executive Employment Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Executive Employment Agreements, a form of which is filed as Exhibit 10.5 hereto and incorporated by reference herein.

PIPE Subscription Agreements

Contemporaneously with the execution of the Merger Agreement, Parent entered into subscription agreements (the “PIPE Subscription Agreements”), with certain affiliates of Parent or Sponsor (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for, and Parent agreed to issue to the PIPE Investors, an aggregate of 5,000,000 Parent Common Shares at a purchase price of $10.00 per share (the “PIPE Financing”) for aggregate gross proceeds of $50,000,000 (the “PIPE Investment Amount”). As provided for in the Merger Agreement, affiliates of the Sponsor invested $25,000,000 in the PIPE Financing. Additionally, the Sponsor agreed to transfer at the closing of the PIPE Financing an amount of Founder Shares held by the Sponsor to the third-party PIPE Investors in an amount equal to 15% of the aggregate amount of Parent Common Shares purchased such third-party PIPE Investors in the PIPE Financing, pursuant to a written agreement. The PIPE Financing is expected to close on the Closing Date.

The foregoing description of the PIPE Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the PIPE Subscription Agreements, a form of which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of Parent Common Shares to the PIPE Investors pursuant to the PIPE Subscription Agreements is incorporated by reference herein. The Parent Common Shares issuable to the PIPE Investors pursuant to the PIPE Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On September 28, 2026, PAAC and the Company issued a joint press release relating to, among other things, the Business Combination. A copy of the joint press release is furnished as Exhibit 99.1. In addition, a copy of the final publicly used Investor Presentation is furnished as Exhibit 99.2.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Important Information About the Business Combination and Where to Find It

The Business Combination will be submitted to shareholders of PAAC for their consideration. PAAC and Astro Digital intend to jointly file a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which will include a preliminary proxy statement/prospectus (a “Proxy Statement/Prospectus”). A definitive Proxy Statement/Prospectus will be mailed to PAAC’s shareholders as of a record date to be established for voting on the Business Combination and other proposals. PAAC may also file other relevant documents regarding the Business Combination with the SEC. PAAC’s shareholders and other interested persons are advised to read, once available, the preliminary Proxy Statement/Prospectus and any amendments thereto and, once available, the definitive Proxy Statement/Prospectus, in connection with PAAC’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve, among other things, the Business Combination, because these documents will contain important information about PAAC, Astro Digital and the Business Combination. Shareholders may also obtain a copy of the preliminary or definitive Proxy Statement/Prospectus, once available, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by PAAC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to PAAC’s Chief Executive Officer at 3860 W. Northwest Hwy, Suite 470, Dallas, TX.

Participants in the Solicitation

PAAC and Astro Digital and certain of their respective directors, executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Business Combination under the rules of the SEC. Information about (i) the directors and executive officers of PAAC is set forth in PAAC’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 26, 2026, and (ii) a description of the interests of the directors and executive officers of PAAC and Astro Digital and the Business Combination will be contained in the Registration Statement and the Proxy Statement/Prospectus when available, which documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of other financial, performance and operational metrics and projections of market opportunity; (2) references with respect to the anticipated benefits of the proposed Business Combination and the projected future financial performance of Astro Digital following the proposed Business Combination; (3) changes in the market for Astro Digital’s satellite technology infrastructure and mission support services, expansion plans and opportunities; (4) Astro Digital’s aerospace business, including modular satellite technology infrastructure and mission support services; (5) the sources and uses of cash in connection with the proposed Business Combination; (6) the anticipated capitalization and enterprise value of PAAC following the consummation of the proposed Business Combination; (7) the projected technological developments of Astro Digital; (8) current and future potential commercial and customer relationships; (9) the ability to operate efficiently at scale; (10) anticipated investments in capital resources and research and development, and the effect of these investments; (11) the amount of redemption requests made by PAAC’s public shareholders; (12) the ability of Astro Digital to issue equity or equity-linked securities in the future; (13) the failure to achieve the Minimum Cash Condition; (14) the inability to obtain or maintain the listing of the combined company’s common stock on Nasdaq following the proposed Business Combination, including but not limited to redemptions exceeding anticipated levels or the failure to meet Nasdaq’s initial listing standards in connection with the consummation of the proposed Business Combination; and (15) expectations related to the terms and timing of the proposed Business Combination. Additional risks include the use of a portion of the PIPE Financing proceeds to fund the Repurchase and the resulting reduction in cash available to Parent following the Closing; the availability and funding of the PIPE Financing, including the risk that any PIPE Investor may fail to satisfy its obligations; the level of redemptions and the resulting effect on Parent Closing Cash and the Minimum Cash Condition; delays in resolving SEC comments on, or obtaining effectiveness of, the Registration Statement; the failure to obtain required shareholder approvals or Nasdaq listing approval; and risks relating to Astro Digital’s aerospace, satellite, remote-sensing, communications and government-contract businesses, including export-control, sanctions, and other national-security regulatory requirements. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of PAAC’s and Astro Digital’s management and are not predictions of actual performance. Any projections or other forward-looking information included in this Current Report, any Investor Presentation or other transaction communications are provided for illustrative purposes only, were prepared for purposes of evaluating the proposed Business Combination and related financing, and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability; no representation or warranty is made as to their achievability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of PAAC and Astro Digital. These forward-looking statements are subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the final prospectus of PAAC filed with the SEC on February 13, 2026 (File No. 333-292217), and/or will be contained in the Registration Statement and the Proxy Statement/Prospectus when available, and in those other documents that PAAC and Astro Digital have filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that neither PAAC nor Astro Digital presently know or that PAAC and Astro Digital currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect PAAC’s and Astro Digital’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. PAAC and Astro Digital anticipate that subsequent events and developments will cause PAAC’s and Astro Digital’s assessments to change. However, while PAAC and Astro Digital may elect to update these forward-looking statements at some point in the future, PAAC and Astro Digital specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing PAAC’s and Astro Digital’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Business Combination, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Current Report on Form 8-K does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act, or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1†	Merger Agreement, dated as of September 26, 2026, by and among Proem Acquisition Corp I, PAAC Merger Sub I, Inc., PAAC Merger Sub II, LLC and Astro Digital US, Inc.

10.1	Company Support Agreement, dated as of September 26, 2026, by and among Proem Acquisition Corp I, Astro Digital US, Inc. and the other parties thereto.

10.2	Parent Support Agreement, dated as of September 26, 2026, by and among Proem Acquisition Corp I, Astro Digital US, Inc., the Sponsor and certain other Parent shareholders.

10.3	Form of Lock-Up Agreements.

10.4	Form of Investors’ Rights Agreement.

10.5	Form of Executive Employment Agreements.

10.6	Form of PIPE Subscription Agreement.

99.1	Joint Press Release, dated September 28, 2026.

99.2	Investor Presentation, dated September 25, 2026.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROEM ACQUISITION CORP I

	By:	/s/ Imran Khan
		Name:	Imran Khan
		Title:	Chief Executive Officer

Date: September 28, 2026